As filed with the Securities and Exchange Commission on July 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOUGLAS EMMETT, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-3073047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 1000

Santa Monica, California 90401

(310) 255-7700

(Address of Principal Office and Zip Code)

DOUGLAS EMMETT, INC. 2016 OMNIBUS STOCK INCENTIVE PLAN

(As Amended May 28, 2020)

(Full title of the plan)

Peter D. Seymour

Chief Financial Officer

1299 Ocean Avenue, Suite 1000

Santa Monica, California 90401

(Name and address of agent for service)

(310) 255-7700

(Telephone number, including area code, of agent for service)

Copy to:

Ben D. Orlanski

Proskauer Rose LLP

2029 Century Park East, Suite 2400

Los Angeles, California 90067

(310) 557-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	9,500,000 shares	$29.26	$277,970,000.00	$36,080.51

(1)	Represents additional shares of common stock, par value $0.01 per share, that are available to be delivered under the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan (amended May 28, 2020), as approved by the registrant’s stockholders at its Annual Meeting of Stockholders on May 28, 2020. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for purposes of calculating the amount of registration fee, based upon the average of the high and low prices of the registrant’s common stock reported on July 9 2020, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E of Form S-8. On May 28, 2020, the stockholders of Douglas Emmett, Inc. approved an amendment to the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan (the “2016 Plan”) to, among other things, increase by 9,500,000 the number of common shares, par value $0.01 per share, with respect to which the registrant may make awards under the 2016 Plan. The contents of the registrant’s registration statement on Form S-8 filed on June 20, 2016 (File No. 333-212129) relating to the 2016 Plan are incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission, or SEC, and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

•      Our Annual Report on Form 10-K filed on February 14, 2020 (including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2020 annual meeting of stockholders filed on April 17, 2020);

•      Our Quarterly Report on Form 10-Q filed on May 8, 2020;

•      Current Reports on Form 8-K filed on May 29, 2020, May 1, 2020, and March 23, 2020;

•      All other reports (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2019; and

•      The description of our common stock included in our registration statement on Form 8-A (File No. 001-33106), filed  on October 23, 2006, including any amendment or report filed for the purpose of updating such description.

All reports (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

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Item 8.         Exhibits.

Exhibit No.	Exhibit

4.1	Articles of Amendment and Restatement of Douglas Emmett, Inc. (incorporated by reference to our Registration Statement on Amendment No. 6 to Form S-11 (Registration No. 333-135082) filed October 19, 2006).

4.2	Amended and Restated Bylaws of Douglas Emmett, Inc. (incorporated by reference to our Current Report on Form 8-K filed on September 6, 2013).

4.3	Certificate of Correction to Articles of Amendment and Restatement of Douglas Emmett, Inc. (incorporated by reference to our Current Report on Form 8-K filed October 30, 2006).

4.4	Bylaws Amendment (incorporated by reference to our Current Report on Form 8-K filed on April 9, 2018).

4.5	Form of Certificate of Common Stock of Douglas Emmett, Inc. (incorporated by reference to our Registration Statement on Amendment No. 3 to the Form S-11 (Registration No. 333-135082) filed on October 3, 2006).

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page).

99.1	Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan (as amended May 28, 2020) (incorporated by reference to Exhibit 4.2 of our Proxy Statement on Form DEF 14A filed April 17, 2020).

99.2	Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan Non-Qualified Stock Option Agreement. (incorporated by reference to Exhibit 99.2 of our Registration Statement on Form S-8 filed on June 20, 2016).

99.3	Amended Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan LTIP Unit Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 10th day of July, 2020.

DOUGLAS EMMETT, INC.
/s/ Jordan L. Kaplan
Name:	Jordan L. Kaplan
Title:	President and CEO

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dan A. Emmett and Jordan L. Kaplan, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jordan L. Kaplan	President, CEO and Director (Principal Executive Officer)	July 10, 2020
Jordan L. Kaplan

/s/ Peter D. Seymour	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2020
Peter D. Seymour

/s/ Dan A. Emmett	Chairman of the Board of Directors	July 10, 2020
Dan A. Emmett

/s/ Kenneth M. Panzer	Chief Operating Officer and Director	July 10, 2020
Kenneth M. Panzer

/s/ Christopher H. Anderson	Director	July 10, 2020
Christopher H. Anderson

/s/ Leslie E. Bider	Director	July 10, 2020
Leslie E. Bider

/s/ Dr. David T. Feinberg	Director	July 10, 2020
Dr. David T. Feinberg

/s/ Thomas E. O’Hern	Director	July 10, 2020
Thomas E. O’Hern

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/s/ William E. Simon, Jr.	Director	July 10, 2020
William E. Simon, Jr.

/s/ Virginia A. McFerran	Director	July 10, 2020
Virginia A. McFerran

/s/ Johnese M. Spisso	Director	July 10, 2020
Johnese M. Spisso

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